UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 4, 2008

Luminent Mortgage Capital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31828	06-1694835
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1515 Market Street, Suite 2000, Philadelphia, Pennsylvania		19102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-564-5900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 4, 2008 we entered into a Plan of Support and Forbearance Agreement. A copy of the press release describing this agreement is attached as Exhibit 99.1 hereto and is incorporated by reference into this item 1.01.

Item 1.03 Bankruptcy or Receivership.

On September 8, 2008, we issued a press release announcing that on September 5, 2008 we, together with certain of our subsidiaries, had filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Maryland (Case No. 08-21389). The company and subsidiaries as debtors, continue to operate their business as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference into this item 1.03.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 4, 2008 we entered into a Plan of Support and Forbearance Agreement. A copy of the press release describing this agreement is attached as Exhibit 99.1 hereto and is incorporated by reference into this item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminent Mortgage Capital, Inc.

September 8, 2008	By:	/s/ KAREN CHANG

Name: KAREN CHANG
Title: SVP, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated September 8, 2008